Exhibit 5.1

June 14, 2013

+1 202 663 6000 (t)

+1 202 663 6363 (f)

wilmerhale.com

Eaton Vance Corp.

Two International Place

Boston, Massachusetts 02110

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by Eaton Vance Corp., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of the following securities of the Company (the “Securities”):

i.	Non-Voting Common Stock, $0.00390625 par value per share, of the Company (“Non-Voting Common Stock”);

ii.	depositary shares of the Company representing fractional interests in one or more classes or series of debt securities (“Depositary Shares”);

iii.	purchase contracts of the Company (“Purchase Contracts”);

iv.	purchase units of the Company (“Purchase Units”);

v.	debt securities (“Debt Securities”); and

vi.	warrants of the Company to purchase Non-Voting Common Stock, Depositary Shares or Debt Securities (“Warrants”);

(the Non-Voting Common Stock, Depositary Shares, Purchase Contracts, Purchase Units, Debt Securities, and Warrants together “Securities”); all of which Securities may be issued from time to time on a delayed or continuous basis under the Securities Act at an indeterminate aggregate initial offering price, as set forth in the Registration Statement.

We are acting as counsel for the Company in connection with the filing of the Registration Statement. The Debt Securities may be issued pursuant to an indenture dated October 2, 2007 (together with any supplemental indentures relating to the Debt Securities, the “Indenture”) between the Company and Wilmington Trust Company, as trustee and duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). Any Debt Securities represented by Depositary Shares will be deposited pursuant to a Depositary Agreement (the “Depositary Agreement”) between the Company and a bank or trust company as

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June 14, 2013

depositary. The Purchase Contracts may be issued pursuant to a Purchase Contract Agreement (the “Purchase Contract Agreement”) between the Company and a bank or trust company as purchase contract agent. The Purchase Units may be issued pursuant to a Unit Agreement (the “Unit Agreement”) between the Company and a bank or trust company as unit agent. The Warrants may be issued pursuant to a warrant agreement (the “Warrant Agreement”) between the Company and a bank or trust company as warrant agent.

We have examined and relied upon signed copies of the Registration Statement as filed with the Commission, including the exhibits thereto. We have also examined and relied upon the Articles of Incorporation of the Company (as amended or restated from time to time, the “Articles of Incorporation”) , the Bylaws of the Company (as amended or restated from time to time, the “Bylaws”) and minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal capacity of all signatories to such documents.

We have relied as to certain matters on information obtained from public officials and officers of the Company, and we have assumed that (i) one or more prospectus supplements will have been prepared and filed with the Commission describing the Securities offered thereby; (ii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (iii) with respect to shares of Non-Voting Common Stock offered, there will be sufficient shares of Non-Voting Common Stock authorized under the Articles of Incorporation and not otherwise reserved for issuance; and (iv) the Company will be validly existing as a corporation and in good standing under the laws of the State of Maryland.

We are expressing no opinion herein as to the application of any federal or state law or regulation to the power, authority or competence of any party to any agreement with respect to any of the Securities other than the Company. We have assumed that such agreements are, or will be, the valid and binding obligations of each party thereto other than the Company, and enforceable against each such other party in accordance with their respective terms.

We have assumed for purposes of our opinions below that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company or, if any such authorization, approval, consent, action, notice or filing is required, it will have been duly obtained, taken, given or made and will be in full force and effect. We have also assumed that the execution and delivery by the Company of the Indenture, the Depositary

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June 14, 2013

Agreement, the Purchase Contract Agreement, the Unit Agreement and the Warrant Agreement and the Securities and the performance by the Company of its obligations thereunder do not and will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or any of its properties is then subject, (ii) any law, rule, or regulation to which the Company or any of its properties is then subject or (iii) any judicial or regulatory order or decree of any governmental authority.

We have also assumed that there will not have occurred, prior to the date of issuance of the Securities, any change in law affecting the validity or enforceability of such Securities and that at the time of the issuance and sale of the Securities, the Board of Directors of the Company (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) shall not have taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities.

Our opinions below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws relating to or affecting the rights or remedies of creditors generally and (ii) general equitable principles. We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the State of New York and the State of Maryland. We also express no opinion herein with respect to compliance by the Company with the securities or “blue sky” laws of any state or other jurisdiction of the United States or of any foreign jurisdiction. In addition, we express no opinion and make no statement herein with respect to the antifraud laws of any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.        With respect to the Debt Securities, when (i) specifically authorized for issuance by proper action of the Company’s Board of Directors or an authorized committee thereof (“Authorizing Votes”), (ii) the Indenture has been duly authorized, executed and delivered, (iii) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture and the Authorizing Votes, (iv) such Debt Securities have been duly executed and authenticated in accordance with the Indenture and delivered and sold in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Votes and the applicable underwriting agreement or other purchase agreement, such Debt Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.        With respect to the Non-Voting Common Stock, when (i) specifically authorized for issuance by Authorizing Votes, (ii) the terms of the issuance and sale of the Non-Voting Common Stock have been duly established in conformity with the Articles of Incorporation and

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June 14, 2013

Bylaws, (iii) the shares of Non-Voting Common Stock have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (iv) the Company has received the consideration provided for in the Authorizing Votes and the applicable underwriting agreement or other purchase agreement and such consideration per share is not less than the par value per share of the Non-Voting Common Stock, the Non-Voting Common Stock will be validly issued, fully paid and non-assessable.

3.        With respect to the Depositary Shares, when (i) Authorizing Votes have specifically authorized the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of Articles Supplementary relating to the stock underlying the Depositary Shares and the filing of the Articles Supplementary with the State Department of Assessments and Taxation of the State of Maryland, and such Articles Supplementary have been duly filed, (ii) the applicable Depositary Agreement relating to the Depositary Shares has been duly authorized, executed and delivered and the depositary appointed by the Company, (iii) the terms of the issuance and sale of the Depositary Shares have been duly established in conformity with the Articles of Incorporation and Bylaws, (iv) the Depositary Shares have been issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, (v) the Debt Securities underlying the Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement), and (vi) the Company has received the consideration provided for in the Authorizing Votes and the applicable underwriting agreement or other purchase agreement, the Depositary Shares will be legally issued and will entitle the holders of such Depositary Shares to the rights specified in the applicable Depositary Agreement.

4.        With respect to the Purchase Contracts, when (i) specifically authorized for issuance by Authorizing Votes, (ii) the applicable Purchase Contract Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Purchase Contract Agreement and the Authorizing Votes, (iv) the Purchase Contracts have been duly executed and delivered in accordance with the applicable Purchase Contract Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Votes and the applicable underwriting agreement or other purchase agreement, such Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.        With respect to the Purchase Units, when (i) specifically authorized for issuance by Authorizing Votes, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered, (iii) the terms of the Purchase Units and of their issuance and sale have been duly established in conformity with the applicable Unit Agreement and the Authorizing Votes, (iv) the

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June 14, 2013

Purchase Units have been duly executed and delivered in accordance with the applicable Unit Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Votes and the applicable underwriting agreement or other purchase agreement, such Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

6.        With respect to the Warrants, when (i) specifically authorized for issuance by Authorizing Votes, (ii) the applicable Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered, (iii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement and the Authorizing Votes, (iv) the Warrants have been duly executed and countersigned in accordance with the applicable Warrant Agreement and issued and delivered in accordance with the applicable underwriting or other purchase agreement against payment therefor, and (v) the Company has received the consideration provided for in the Authorizing Votes and the applicable underwriting agreement or other purchase agreement, such Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and in any prospectus supplement under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

WILMER CUTLER PICKERING

HALE AND DORR LLP

By:	/s/ Erika L. Robinson
Erika L. Robinson, a Partner